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                                                                     EXHIBIT 5.1
                          [PORTER & HEDGES LETTERHEAD]




                                August 7, 2000


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


    Re:  MIDCOAST ENERGY RESOURCES, INC. -- REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

    We have acted as counsel to Midcoast Energy Resources, Inc., a Texas corporation ("Company"), in connection with the preparation for filing with the Securities and Exchange Commission a Registration Statement on Form S-3 ("Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 309,380 shares ("Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), issuable upon exercise of warrants.

    We have examined such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

    Based upon such examination and review, we are of the opinion that the Shares to be offered and sold pursuant to the Registration Statement will be, when issued in accordance with the terms of the warrants, validly issued, fully-paid and nonassessable outstanding shares of Common Stock.

    This Firm consents to the filing of this opinion as an exhibit to the Registration Statement.



                                 Very truly yours,

                                 /s/ PORTER & HEDGES, L.L.P.

                                 PORTER & HEDGES, L.L.P.